Exhibit 32.1 Certification by the Chief Executive Officer Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 In connection with the quarterly report of Constellium SE (the “Company”) on Form 10-Q for the period ended March 31, 2025, as filed with the Securities and Exchange Commission on the date hereof (the “Quarterly Report”), I, Jean-Marc Germain, Chief Executive Officer of the Company, certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to my knowledge: (1) The Quarterly Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and (2) The information contained in the Quarterly Report fairly presents, in all material respects, the financial condition and results of operations of the Company. Date: April 30, 2025 By: Name: Jean-Marc Germain Title: Chief Executive Officer